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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-59259 of USA Waste Services, Inc. on Form S-4 of our report dated March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries, appearing in the Joint Proxy Statement and Prospectus, which is part of such Registration Statement, and to the incorporation by reference into such Registration Statement of our report dated March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Chambers Development Company, Inc. for the year ended December 31, 1994. We also consent to the incorporation by reference of our report dated March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries, appearing in the Joint Proxy Statement and Prospectus, into the Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226 and 33-85018) and on Form S-8 (File Nos. 33-43619, 33-72436, 33-84990 and 33-84988)
of USA Waste Services, Inc. In addition, we consent to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus.


DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

May 18, 1995